Exhibit 10.55

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Addendum No. 2 dated July 12, 2020 to

Contract No. 840/08625142/31/92-19

dd: 2019.07.31

THE SELLER

Joint Stock Company «Isotope»,

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(495) 981-96-16.

THE BUYER

The Company Isoray Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE BUYER and THE SELLERS have mutually agreed about the following:

1.	The total activity of shipments under the Contract on calibration date is increased on [**] and is equal to [**].
2.	The total amount of the Ñontract is increased on USD [**] and is equal to USD [**].

All other terms and conditions are in accordance with Contract No. 840/08625142/31/92-19, Appendices 1 and 2, Addendum 1. The present Addendum 2 is an integral part of the Contract and may be signed via E-mail.

THE SELLER	THE BUYER

/s/ Anton Shargin	/s/ Jennifer Streeter
Anton Shargin	Jennifer Streeter
Director of Department of Isotope Product Sales	14 Aug 2020
JSC Isotope	Isoray - COO